UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

October 20, 2023

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2023, Five Point Operating Company, LP (the “Operating Company”), through which Five Point Holdings, LLC (the “Company”) owns all of its assets and conducts all of its operations, entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”), with Zions Bancorporation, N.A. dba California Bank & Trust, as administrative agent and as a lender, and Comerica Bank, JPMorgan Chase Bank, N.A. and Citibank, N.A., as lenders.

The Fifth Amendment amends and restates the Operating Company’s $125 million senior unsecured revolving credit facility (as amended and restated, the “Revolving Credit Facility”). The Fifth Amendment, among other things, extends the maturity date of the Revolving Credit Facility from April 2024 to April 2026 (subject to a springing earlier maturity date of July 2025 to the extent the substantial majority of the Operating Company’s existing senior notes are not refinanced, repaid or extended prior to such date), with one option to extend the maturity date by an additional year, subject to the satisfaction of certain conditions, including the approval of the administrative agent and lenders.

Any borrowings under the Revolving Credit Facility will bear interest at CME Term SOFR 1 month increased by 0.10% plus a margin of either 2.25% or 2.50% based on the Operating Company’s leverage ratio. As of the date of the Fifth Amendment, no borrowings or letters of credit were outstanding on the Operating Company’s Revolving Credit Facility.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of such Fifth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fifth Amendment to Credit Agreement, dated as of October 19, 2023, by and among Five Point Operating Company, LP, Zions Bancorporation, N.A. dba California Bank & Trust, as administrative agent and as a lender, and Comerica Bank, JPMorgan Chase Bank, N.A. and Citibank, N.A., as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 20, 2023

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

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